Exhibit 99.1

Battalion Oil Corporation Announces First Quarter 2025 Financial and Operating Results

HOUSTON, TEXAS – May 14, 2025 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the first quarter of 2025.

Key Highlights

●	Generated first quarter 2025 sales volumes of 11,900 barrels of oil equivalent per day (“Boe/d”) (53% oil)
●	Continued to lower capex per well, outperforming AFE estimates
●	AGI facility online and treated 1.6 Bcf for the first quarter of 2025
●	Commenced drilling operations on final two wells of 2025 six-well plan

Management Comments

The Company has continued drilling operations as part of its previously announced 2025 six-well activity plan, completing four Monument Draw wells and drilling ahead of schedule on the remaining two wells in the West Quito area. Capital on first well post-TD in West Quito is approximately $1.0 million under AFE and the 10,000 foot lateral well was drilled in record time for the area. The Company is currently in the final stages of drilling operations on the last well. Recently completed wells in the Monument Draw field continue to produce above type curve and are on track to deliver over 1,000,000 barrels of oil ultimate recovery each. Additional permits and drilling pads are being built in Hackberry Draw and the Company is currently planning additional permits and drilling pads in Monument Draw and West Quito.

During the first quarter 2025, the acid gas injection (“AGI”) facility treated approximately 18 MMcf/d average and returned approximately 15 MMcf/d of sweet gas to the Company for sales to its midstream partner. Daily average volume was lower in the quarter due to facility-related downtime. Subsequent to quarter end, the midstream partner has added equipment and daily rates have reached over 30 MMcf/d.

Results of Operations

Average daily net production and total operating revenue during the first quarter of 2025 were 11,900 Boe/d (53% oil) and $47.5 million, respectively, as compared to production and revenue of 12,989 Boe/d (48% oil) and $49.9 million, respectively, during the first quarter of 2024. The decrease in revenues in the first quarter of 2025 as compared to the first quarter of 2024 is primarily attributable to an approximate 1,089 Boe/d decrease in average daily production partially offset by a $2.33 increase in average realized prices (excluding the impact of hedges). Excluding the impact of hedges, Battalion realized 97.7% of the average NYMEX oil price during the fourth quarter of 2024. Realized hedge losses totaled approximately $2.5 million during the first quarter of 2025.

Lease operating and workover expense was $11.01 per Boe in the first quarter of 2025 versus $10.55 per Boe in the first quarter of 2024. The increase in lease operating and workover expense per Boe year-over-year is primarily a result of an inflationary market increase in maintenance, power and chemical costs combined with a decrease in average daily production. Gathering and other expenses were $11.20 per Boe in the first quarter of 2025 versus $14.62 per Boe in the first quarter of 2024. The decrease in gathering and other expenses per Boe is primarily related to a full quarter of volumes being treated by the AGI facility this quarter compared to the prior period as the plant did not come online until March 2024.  General and administrative expenses were $4.12 per Boe in the first quarter of 2025 compared to $3.44 per Boe in the first quarter of 2024. The increase in general and administrative expense is primarily due to higher payroll and benefits costs this quarter. Excluding non-recurring charges, general and administrative expenses would have been $3.01 per Boe in the first quarter of 2025 compared to $2.57 per Boe in the first quarter of 2024.

For the first quarter of 2025, the Company reported a net loss available to common stockholders of $5.8 million and a net loss of $0.35 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the first quarter of 2025 of $16.5 million or an adjusted diluted net loss of $1.00 per common share (see Reconciliation for additional information). Adjusted EBITDA during the first quarter ended March 31, 2025 was $15.1 million as compared to $9.4 million during the quarter ended March 31, 2024 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of March 31, 2025, the Company had $225.0 million of term loan indebtedness outstanding and total liquidity made up of cash and cash equivalents of $73.6 million.

For further discussion on our liquidity and balance sheet, as well as recent developments, refer to Management’s Discussion and Analysis and Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$39,700	$42,429
Natural gas	2,823	2,047
Natural gas liquids	4,862	5,056
Total oil, natural gas and natural gas liquids sales	47,385	49,532
Other	90	338
Total operating revenues	47,475	49,870

Operating expenses:
Production:
Lease operating	10,358	11,586
Workover and other	1,433	888
Taxes other than income	2,800	2,991
Gathering and other	12,000	17,286
General and administrative	4,413	4,071
Depletion, depreciation and accretion	13,080	13,025
Total operating expenses	44,084	49,847
Income from operations	3,391	23

Other income (expenses):
Net gain (loss) on derivative contracts	9,302	(24,187)
Interest expense and other	(6,670)	(7,039)
Total other income (expenses)	2,632	(31,226)
Income (loss) income before income taxes	6,023	(31,203)
Income tax benefit (provision)	—	—
Net income (loss)	$6,023	$(31,203)
Preferred dividends	(11,820)	(5,632)
Net income (loss) available to common stockholders	$(5,797)	$(36,835)

Net income (loss) per share of common stock available to common stockholders:
Basic	$(0.35)	$(2.24)
Diluted	$(0.35)	$(2.24)
Weighted average common shares outstanding:
Basic	16,457	16,457
Diluted	16,457	16,457

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$73,568	$19,712
Accounts receivable, net	21,177	26,298
Assets from derivative contracts	15,706	6,969
Restricted cash	91	91
Prepaids and other	901	982
Total current assets	111,443	54,052
Oil and natural gas properties (full cost method):
Evaluated	841,213	816,186
Unevaluated	49,091	49,091
Gross oil and natural gas properties	890,304	865,277
Less: accumulated depletion	(509,945)	(497,272)
Net oil and natural gas properties	380,359	368,005
Other operating property and equipment:
Other operating property and equipment	4,669	4,663
Less: accumulated depreciation	(2,589)	(2,455)
Net other operating property and equipment	2,080	2,208
Other noncurrent assets:
Assets from derivative contracts	8,846	4,052
Operating lease right of use assets	298	453
Other assets	3,222	2,278
Total assets	$506,248	$431,048

Current liabilities:
Accounts payable and accrued liabilities	$58,499	$52,682
Liabilities from derivative contracts	14,716	12,330
Current portion of long-term debt	22,579	12,246
Operating lease liabilities	286	406
Total current liabilities	96,080	77,664
Long-term debt, net	196,833	145,535
Other noncurrent liabilities:
Liabilities from derivative contracts	6,272	6,954
Asset retirement obligations	19,428	19,156
Operating lease liabilities	43	84
Commitments and contingencies
Temporary equity:
Redeemable convertible preferred stock: 138,000 shares	189,354	177,535
of $0.0001 par value authorized, issued and outstanding
at March 31, 2025 and December 31, 2024
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 shares issued and outstanding at March 31, 2025 and
December 31, 2024	2	2
Additional paid-in capital	277,088	288,993
Accumulated deficit	(278,852)	(284,875)
Total stockholders' (deficit) equity	(1,762)	4,120
Total liabilities, temporary equity and stockholders' equity	$506,248	$431,048

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$6,023	$(31,203)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depletion, depreciation and accretion	13,080	13,025
Stock-based compensation, net	(109)	99
Unrealized (gain) loss on derivative contracts	(11,828)	19,761
Amortization/accretion of financing related costs	395	1,701
Accrued settlements on derivative contracts	(560)	1,433
Change in fair value of embedded derivative liability	—	(928)
Other	53	270
Cash flows from operations before changes in working capital	7,054	4,158
Changes in working capital	5,677	(242)
Net cash provided by operating activities	12,731	3,916

Cash flows from investing activities:
Oil and natural gas capital expenditures	(19,800)	(24,599)
Contract asset	—	(7,235)
Other operating property and equipment capital expenditures	(6)	(8)
Other	(306)	(6)
Net cash used in investing activities	(20,112)	(31,848)

Cash flows from financing activities:
Proceeds from borrowings	63,000	—
Repayments of borrowings	(26)	(10,026)
Debt issuance costs	(1,737)	—
Payment of debt financing costs	—	(129)
Proceeds from issuance of preferred stock	—	19,500
Merger deposit	—	10,000
Net cash provided by financing activities	61,237	19,345

Net increase (decrease) in cash, cash equivalents and restricted cash	53,856	(8,587)

Cash, cash equivalents and restricted cash at beginning of period	19,803	57,619
Cash, cash equivalents and restricted cash at end of period	$73,659	$49,032

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Production volumes:
Crude oil (MBbls)	569	566
Natural gas (MMcf)	1,799	2,180
Natural gas liquids (MBbls)	202	253
Total (MBoe)	1,071	1,182
Average daily production (Boe/d)	11,900	12,989

Average prices:
Crude oil (per Bbl)	$69.77	$74.96
Natural gas (per Mcf)	1.57	0.94
Natural gas liquids (per Bbl)	24.07	19.98
Total per Boe	44.24	41.91

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(7.00)	$(12.36)
Natural gas (per Mcf)	0.81	1.18
Natural gas liquids (per Bbl)	—	—
Total per Boe	(2.36)	(3.74)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$62.77	$62.60
Natural gas (per Mcf)	2.38	2.12
Natural gas liquids (per Bbl)	24.07	19.98
Total per Boe	41.88	38.17

Average cost per Boe:
Production:
Lease operating	$9.67	$9.80
Workover and other	1.34	0.75
Taxes other than income	2.61	2.53
Gathering and other	11.20	14.62
General and administrative, as adjusted (1)	3.01	2.57
Depletion	11.83	10.68

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$4.12	$3.44
Stock-based compensation:
Non-cash	(0.04)	(0.08)
Non-recurring charges and other:
Cash	(1.07)	(0.79)
General and administrative, as adjusted(2)	$3.01	$2.57

Total operating costs, as reported	$28.94	$31.14
Total adjusting items	(1.11)	(0.87)
Total operating costs, as adjusted(3)	$27.83	$30.27

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
As Reported:
Net (loss) income available to common stockholders - diluted (1)	$(5,797)	$(36,835)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$(5,544)	$21,417
Natural gas	(6,284)	(1,656)
Total mark-to-market non-cash charge	(11,828)	19,761
Change in fair value of embedded derivative liability	—	(928)
Non-recurring charges	1,149	937
Selected items, before income taxes	(10,679)	19,770
Income tax effect of selected items	—	—
Selected items, net of tax	(10,679)	19,770

Net loss available to common stockholders, as adjusted (2)	$(16,476)	$(17,065)

Diluted net income (loss) per common share, as reported	$(0.35)	$(2.24)
Impact of selected items	(0.65)	1.20
Diluted net loss per common share, excluding selected items (2)(3)	$(1.00)	$(1.04)

Net cash provided by (used in) operating activities	$12,731	$3,916
Changes in working capital	(5,677)	242
Cash flows from operations before changes in working capital	7,054	4,158
Cash components of selected items	1,709	(496)
Income tax effect of selected items	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$8,763	$3,662

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 15, Earnings Per Share in our Form 10-K for the year ended December 31, 2024.
(2)	Net (loss) income per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three months ended March 31, 2025 and 2024 were calculated based upon weighted average diluted shares of 16.5 million due to the net (loss) income available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2025	2024

Net income (loss), as reported	$6,023	$(31,203)
Impact of adjusting items:
Interest expense	7,189	8,391
Depletion, depreciation and accretion	13,080	13,025
Stock-based compensation	48	99
Interest income	(579)	(701)
Unrealized loss (gain) on derivatives contracts	(11,828)	19,761
Change in fair value of embedded derivative liability	—	(928)
Non-recurring charges and other	1,149	937
Adjusted EBITDA(1)	$15,082	$9,381

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2025	December 31,2024	September 30, 2024	June 30, 2024

Net income (loss), as reported	$6,023	$(22,202)	$21,628	$(105)
Impact of adjusting items:
Interest expense	7,189	6,135	6,873	7,610
Depletion, depreciation and accretion	13,080	14,155	12,533	13,213
Impairment of contract asset	—	18,511	—	—
Stock-based compensation	48	12	5	36
Interest income	(579)	(278)	(509)	(634)
Loss (gain) on extinguishment of debt	—	7,489
Unrealized loss (gain) on derivatives contracts	(11,828)	1,648	(28,091)	(4,434)
Change in fair value of embedded derivative liability	—	(761)	41	(436)
Merger Termination Payment	—	(10,000)	—	—
Non-recurring charges (credits) and other	1,149	3,310	978	384
Adjusted EBITDA(1)	$15,082	$18,019	$13,458	$15,634

Adjusted LTM EBITDA(1)	$62,193

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	March 31, 2024	December 31,2023	September 30, 2023	June 30, 2023

Net (loss) income, as reported	$(31,203)	$32,688	$(53,799)	$(4,748)
Impact of adjusting items:
Interest expense	8,391	8,917	9,219	9,366
Depletion, depreciation and accretion	13,025	12,337	13,426	14,713
Stock-based compensation	99	161	(686)	(772)
Interest income	(701)	(525)	(293)	(234)
Unrealized loss (gain) on derivatives contracts	19,761	(45,403)	46,805	(2,332)
Change in fair value of embedded derivative liability	(928)	529	(1,878)	358
Non-recurring charges (credits) and other	937	1,268	831	477
Adjusted EBITDA(1)	$9,381	$9,972	$13,625	$16,828

Adjusted LTM EBITDA(1)	$49,806

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.